UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2016

MACQUARIE INFRASTRUCTURE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL).  MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 hereto is a press release issued February 22, 2016 by Macquarie Infrastructure Corporation regarding its financial results for the quarter and year ended December 31, 2015.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, is deemed to be furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to the liabilities of that Section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 18, 2016 the Board of Directors (the “Board”) of Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), adopted amendments to the Company’s Bylaws to change the voting standard for uncontested elections of directors, to add a related resignation requirement and to make certain related changes as follows:

●           The standard for uncontested elections of directors was changed to a majority voting standard so that a nominee for director will be elected to the Board of Directors if the number of shares voted “for” that director’s election exceeds the number of votes cast “against” that director.  Directors will continue to be elected by the vote of a plurality of the votes cast if the election is a contested election as defined in the Company’s Bylaws.

●           The Board of Directors will only nominate for election or re-election as a director candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation.  In addition, the Board of Directors will fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the Board, the same form of resignation.

●           If a nominee fails to receive the required number of votes for election, the Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results, following receipt of a recommendation from the Nominating and Governance Committee.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the amended and restated  Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated in this Item 5.03 by reference.  Additionally, a copy of the amended and restated Bylaws, marked to show changes to the former Bylaws, is also included as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

3.1	Amended and Restated Bylaws of the Company, effective February 18, 2016

3.2	Amended and Restated Bylaws of the Company, effective February 18, 2016 (marked)

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

Date: February 22, 2016	By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit

No.                                                                   Description

3.1	Amended and Restated Bylaws of the Company, effective February 18, 2016

3.2	Amended and Restated Bylaws of the Company, effective February 18, 2016 (marked)

99.1	Press release